UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 31, 2018

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 31, 2018, the stockholders of Dynavax Technologies Corporation (the "Company") approved the Company's 2018 Equity Incentive Plan (the “2018 EIP”). The 2018 EIP is intended to be the successor to and continuation of the Dynavax Technologies Corporation 2011 Equity Incentive Plan (the “2011 EIP”). The aggregate number of shares of the Company’s common stock that may be issued under the 2018 EIP (subject to adjustment for certain changes in the Company’s capitalization) is comprised of the sum of (i) 5,000,000 newly reserved shares of common stock, (ii) 140,250 unallocated shares of common stock remaining available for grant under the 2011 EIP as of May 31, 2018, and (iii) 7,477,619  shares subject to outstanding stock awards granted under the 2011 EIP and the Dynavax Technologies Corporation 2017 Inducement Award Plan that may become available from time to time as set forth in the 2018 EIP.

A summary of the material features of the 2018 EIP is set forth in the Company’s definitive proxy statement (“Proxy Statement”) on Schedule 14A, filed with the Securities and Exchange Commission on April 20, 2018. That summary and the foregoing description are qualified in their entirety by reference to the text of the 2018 EIP, a copy of which is incorporated by reference as Exhibit 10.1 hereto, and the forms of award agreements thereunder, copies of which are incorporated by reference as Exhibits 10.2 and 10.3 hereto.

Item 5.07.   Submission of Matters to a Vote of Security Holders

On May 31, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”), at the Company's executive office in Berkeley, California.  A total of 62,255,860 shares of the Company's common stock were entitled to vote as of April 9, 2018, the record date for the Annual Meeting.  There were 53,198,944 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on five (5) proposals.  Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.  The proposals are described in detail in the Company’s Proxy Statement.

Proposal 1. Election of Directors

The stockholders elected Arnold L. Oronsky, Ph.D., Francis R. Cano, Ph.D. and Peggy V. Phillips as Class III Directors of the Company to hold office until the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.  The voting for each director was as follows:

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Arnold L. Oronsky, Ph.D.	23,236,512	8,927,945	21,034,487
Francis R. Cano, Ph.D.	22,817,537	9,346,920	21,034,487
Peggy V. Phillips	22,819,879	9,344,578	21,034,487

Proposal 2. Approval of the 2018 Equity Incentive Plan

The stockholders approved the Dynavax Technologies Corporation 2018 Equity Incentive Plan.  The votes were as follows:

For	Against	Abstain	Broker Non-Votes
22,922,995	9,076,948	164,514	21,034,487

Proposal 3. Amend and Restate the 2014 Employee Stock Purchase Plan

The stockholders approved to amend and restate the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 600,000. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
31,006,606	1,030,736	127,115	21,034,487

Proposal 4. Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement.  The votes were as follows:

For	Against	Abstain	Broker Non-Votes
30,735,985	1,086,063	342,409	21,034,487

Proposal 5. Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders ratified the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.  The votes were as follows:

For	Against	Abstain
52,157,823	773,957	267,164

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed herewith:

10.1 2018 Equity Incentive Plan

10.2 Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2018 Equity Incentive Plan

10.3 Form of Option Grant Notice and Option Agreement under the 2018 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: June 1, 2018	By:	/s/ STEVEN N. GERSTEN .
Steven N. Gersten
Vice President